UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Context Therapeutics Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 15, 2025
To our stockholders:
We are pleased to invite you to attend the 2025 Annual Meeting of Stockholders of Context Therapeutics Inc. to be held on Thursday, June 12, 2025 at 8:00 a.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/CNTX2025 and entering your 16-digit control number (included on the Notice of Internet Availability of Proxy Materials sent to you).
Details regarding admission to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.
We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission's "notice and access" rules. As a result, we are sending to our stockholders a notice instead of paper copies of this proxy statement and our 2024 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2024 Annual Report and a form of proxy card or voting instruction form. We believe that providing our proxy materials over the Internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our Annual Meeting.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote by telephone or through the Internet by following the instructions on the notice you received, or, if you receive a paper proxy card or voting instruction form by mail, by completing and returning the proxy card or voting instruction form mailed to you. Please carefully review the instructions on each of your voting options described in this proxy statement, as well as in the notice you receive.
Thank you for your ongoing support of and continued interest in Context Therapeutics Inc. We look forward to your participation at the Annual Meeting.

Sincerely,
/s/ MARTIN LEHR
Martin Lehr
Chief Executive Officer

CONTEXT THERAPEUTICS INC.
2001 Market Street, Suite 3915, Unit #15
Philadelphia, Pennsylvania 19103

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 12, 2025
To the Stockholders of Context Therapeutics Inc.:

NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders (the "Annual Meeting") of Context Therapeutics Inc., a Delaware corporation (the "Company") will be held on Thursday, June 12, 2025 at 8:00 a.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/CNTX2025 and entering your 16-digit control number (included on the Notice of Internet Availability of Proxy Materials sent to you). There is no physical location for the Annual Meeting. The purpose of the Annual Meeting will be the following:
1.To ratify the selection by the Audit Committee of the Board of Directors of CohnReznick LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025.
2.To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of its outstanding common stock at a reverse stock split ratio ranging from any whole number between 1-for-5 and 1-for-50, subject to and as determined by the Board of Directors.
3.To conduct any other business properly brought before the Annual Meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is April 14, 2025. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof.
For the ten days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of record for purposes germane to the Annual Meeting. You may make a request by calling our corporate headquarters at (267) 225-7416 during regular business hours.

By Order of the Board of Directors,

/s/ ALEX LEVIT
Alex Levit
Corporate Secretary
Philadelphia, Pennsylvania
April 15, 2025

You are cordially invited to attend the Annual Meeting via our virtual meeting platform. Whether or not you expect to attend the Annual Meeting, please vote by telephone or through the Internet prior to the Annual Meeting, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. Even if you have voted by proxy, you may still vote online while attending the Annual Meeting. Please note, however, that if your shares are held of record by a brokerage firm, bank or other agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that agent in order to vote your shares that are held in such agent's name and account.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 12, 2025

The notice of annual meeting of stockholders, proxy statement and 2024 Annual Report are available at www.proxyvote.com.

Page
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1
INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS	7
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	12
PROPOSAL 1—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	16
PROPOSAL 2—APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF ITS OUTSTANDING COMMON STOCK	17
EXECUTIVE OFFICERS	26
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	27
EXECUTIVE COMPENSATION	29
DIRECTOR COMPENSATION	34
EQUITY COMPENSATION PLAN INFORMATION	35
DELINQUENT SECTION 16(a) REPORTS	36
TRANSACTIONS WITH RELATED PERSONS	37
HOUSEHOLDING OF PROXY MATERIALS	37
OTHER MATTERS	38

CONTEXT THERAPEUTICS INC.
2001 Market Street, Suite 3915, Unit #15
Philadelphia, Pennsylvania 19103
PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 12, 2025
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
We are providing you with these proxy materials because the Board of Directors of Context Therapeutics Inc. (the "Board") is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders (the "Annual Meeting") of Context Therapeutics Inc. (the "Company"), including at any adjournments or postponements thereof, to be held on Thursday, June 12, 2025 at 8:00 a.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/CNTX2025 and entering your 16-digit control number (included on the Notice of Internet Availability of Proxy Materials sent to you). You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2024, are being distributed and made available on or about April 15, 2025. As used in this Proxy Statement, references to "we," "us," "our," "Context" and the "Company" refer to Context Therapeutics Inc. and our consolidated subsidiaries.
Why did I receive a Notice of Internet Availability of Proxy Materials on the Internet instead of a full set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials over the Internet rather than printing and mailing the proxy materials. We believe electronic delivery will expedite the receipt of materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the "Notice") because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting.
The Notice will provide instructions as to how stockholders may access and review the proxy materials, including the Notice of Annual Meeting, proxy statement, proxy card and Annual Report on Form 10-K, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.
We intend to send the Notice on or about April 15, 2025 to all stockholders of record entitled to vote at the Annual Meeting. The proxy materials, including the Notice of 2025 Annual Meeting of Stockholders, this proxy statement and accompanying proxy card or, for shares held in street name (held for your account by a broker or other nominee), voting instruction form, and the Annual Report on Form 10-K for the year ended December 31, 2024, will be made available to stockholders on the Internet on the same date.
Will I receive any other proxy materials by mail?
You will not receive any additional proxy materials via mail unless (1) you request a printed copy of the proxy materials in accordance with the instructions set forth in the Notice or (2) we elect, in our discretion, to send you a proxy card and a second Notice of Internet Availability of Proxy Materials, which we may send on or after April 15, 2025.

How do I attend the Annual Meeting?
The Annual Meeting will be held on Thursday, June 12, 2025 at 8:00 a.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. There will be no physical meeting location. To participate, you can access the Annual Meeting by visiting www.virtualshareholdermeeting.com/CNTX2025 and entering your 16-digit control number (included on the Notice of Internet Availability of Proxy Materials sent to you). Prior to the Annual Meeting, you should ensure that you have a strong WiFi connection. We also recommend that you log in a few minutes before the Annual Meeting on June 12, 2025 to ensure you are logged in when the meeting starts and to ensure that you can hear streaming audio prior to the start of the meeting. Online check-in will begin at 7:45 a.m. Eastern Time on June 12, 2025.
We have decided to hold a virtual meeting because it improves stockholder access, encourages greater global participation, lowers costs compared to an in-person event, and aligns with our broader sustainability goals. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Information on how to vote online while attending the Annual Meeting is discussed below.
Can I ask questions at the Annual Meeting?
Only stockholders of record as of the record date for the Annual Meeting and their proxy holders may submit questions or comments at the Annual Meeting. If you would like to submit a question, you may do so by joining the virtual Annual Meeting at www.virtualshareholdermeeting.com/CNTX2025 using your 16-digit control number (included on the Notice of Internet Availability of Proxy Materials sent to you), and typing your question in the box in the Annual Meeting portal.
To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. In accordance with the rules of conduct, we ask that you limit your remarks to one brief question or comment that is relevant to the Annual Meeting or our business and that remarks are respectful of your fellow stockholders and meeting participants. Questions may be grouped by topic by our management with a representative question read aloud and answered. In addition, questions may be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests. Questions will be addressed in the Q&A portion of the Annual Meeting.
What if I need technical assistance accessing or participating in the virtual Annual Meeting?
If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call toll free: 1-844-986-0822, or if calling internationally, please call: 1-303-562-9302.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 14, 2025 will be entitled to vote online while attending the Annual Meeting. On this record date, there were 89,704,194 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on April 14, 2025, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online while attending the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares electronically through the Internet prior to the meeting, over the telephone, or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 14, 2025, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online while attending the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?
There are two matters scheduled for a vote:

•Ratification of the selection by the Audit Committee of the Board of CohnReznick LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025 (Proposal 1).
•Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of its outstanding common stock at a reverse stock split ratio ranging from any whole number between 1-for-5 and 1-for-50, subject to and as determined by the Board (Proposal 2).
What if another matter is properly brought before the Annual Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons acting as proxies to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote "FOR" or "AGAINST" or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote online while attending the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet prior to the Annual Meeting, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online during the Annual Meeting even if you have already voted by proxy.

•To vote online during the Annual Meeting, join the virtual Annual Meeting at www.virtualshareholdermeeting.com/CNTX2025 using your 16-digit control number (included on the Notice of Internet Availability of Proxy Materials sent to you) and follow the instructions in the Annual Meeting portal.
•To vote by using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•To vote over the telephone, dial toll-free (800) 690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on June 11, 2025 to be counted.
•To vote through the Internet without attending the Annual Meeting, go to www.proxyvote.com to complete an electronic proxy card. Have your 16-digit control number (included on the Notice of Internet Availability of Proxy Materials sent to you) and follow the instructions in the Annual Meeting portal. Your Internet vote must be received by 11:59 p.m., Eastern Time on June 11, 2025 to be counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online while attending the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online via proxy prior to the Annual Meeting, and Internet voting to allow you to vote your shares during the Annual Meeting, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 14, 2025.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by telephone, through the Internet prior to the Annual Meeting, by completing the printed proxy card that may be delivered to you or online while attending the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is considered to be a "routine" matter under applicable rules. Brokers and nominees can use their discretion to vote "uninstructed" shares with respect to matters that are considered to be "routine" under applicable rules but not with respect to "non-routine" matters. Under applicable rules and interpretations, "non-routine" matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Proposals 1 and 2 are considered to be “routine” matter, so your broker or nominee may vote your shares in its discretion on these proposals even in the absence of your instruction.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, "FOR" the ratification of the selection of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and “FOR” approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of its outstanding common stock. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the vote during the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date (which automatically revokes the earlier proxy).
•You may grant a subsequent proxy by telephone or through the Internet prior to the Annual Meeting.
•You may send a timely written notice that you are revoking your earlier-dated proxy to our Corporate Secretary c/o Context Therapeutics Inc., 2001 Market Street, Suite 3915, Unit #15, Philadelphia, Pennsylvania 19103.

•You may attend the Annual Meeting and vote online during the meeting. Simply attending the Annual Meeting via the virtual platform will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or through the Internet so that your vote will be counted if you later decide not to attend the Annual Meeting.
Your most current proxy card or telephone or Internet proxy is the one that will be counted. Properly submitted proxies that are received in time and not subsequently revoked will be voted as instructed.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker, bank or other agent to change your voting instructions.
When are stockholder proposals and director nominations due for next year's annual meeting?
To be considered for inclusion in next year's proxy materials, you must submit your proposal, in writing, by December 16, 2025, to our Corporate Secretary c/o Context Therapeutics Inc., 2001 Market Street, Suite 3915, Unit #15, Philadelphia, Pennsylvania 19103, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Pursuant to our bylaws, if you wish to bring a proposal before the stockholders or nominate a director at the 2026 Annual Meeting of Stockholders, to be timely, you must notify our Corporate Secretary between 8:00 a.m., local time, on the 120th day prior to the first anniversary of the 2025 Annual Meeting of Stockholders and not later than 5:00 p.m. on the 90th day prior to the first anniversary of the 2025 Annual Meeting of Stockholders. If the date of the 2026 Annual Meeting of Stockholders occurs more than 25 days before or after the first anniversary of the 2025 Annual Meeting of Stockholders, then to be timely, such notice must be received by our Corporate Secretary no earlier than 8:00 a.m., local time, on the 120th day prior to the 2026 Annual Meeting of Stockholders and no later than 5:00 p.m., local time, on the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting of the Stockholders was first made by the Company. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 13, 2026.
How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count votes "FOR," "AGAINST," abstentions and, if applicable, broker non-votes. Abstentions will have the same effect as votes cast “AGAINST” Proposal 1. Abstentions will have no effect on the outcome of Proposal 2.
What are "broker non-votes"?
As discussed above, when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be "non-routine," the broker or nominee cannot vote the shares. These unvoted shares are counted as "broker non-votes."As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve the proposal and the effect of abstentions and broker non-votes:

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Ratification of the selection of CohnReznick LLP as our Independent Registered Public Accounting Firm	To approve Proposal 1, stockholders holding a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote must vote "FOR" the proposal.	Same effect as votes cast “AGAINST”	Not applicable(1)
2	Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of its outstanding common stock	To approve Proposal 2, votes cast “FOR” the proposal must exceed votes cast “AGAINST” the proposal.	No effect	Not applicable(1)
(1)This proposal is considered to be a "routine" matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least one-third of the outstanding shares entitled to vote are present at the Annual Meeting by remote communication or represented by proxy. On the record date, there were 89,704,194 shares outstanding and entitled to vote.
For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy or that are represented by remote communication at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. If a quorum is not present, we expect to adjourn the Annual Meeting until we obtain a quorum.
Will a list of stockholders entitled to vote at the Annual Meeting be available?
For the ten days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of record for purposes germane to the Annual Meeting. You may make a request by calling our corporate headquarters at (267) 225-7416 during regular business hours.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board has three committees: an Audit Committee; a Compensation Committee; and a Nominating and Corporate Governance Committee. The following table provides membership information for each of the Board committees as of March 15, 2025:

Name	Audit		Compensation		Nominating and Corporate Governance
Martin Lehr
Andy Pasternak	X		X
Jennifer Evans Stacey, Esq.	X				X	(1)
Philip Kantoff, MD					X
Karen Smith, MD			X	(1)
Luke Walker, MD					X
Linda West	X	(1)	X
____________________________
(1)Chairperson.
Below is a description of each committee of the Board.
Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq Stock Market (“Nasdaq”) rules and regulations regarding "independence" and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of our independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; reviews and approves or disapproves transactions between the Company and any related persons; confers with management and our independent registered public accounting firm, as appropriate, regarding the scope, adequacy and effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including a review of the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in its filings with the SEC.
The Audit Committee is composed of three directors: Ms. West; Mr. Pasternak; and Ms. Stacey. The Audit Committee met six times during fiscal year 2024. On January 13, 2025, Mr. Pasternak replaced Mr. Berman on the Audit Committee immediately following the effectiveness of Mr. Berman’s resignation from the Board. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at https://ir.contexttherapeutics.com.
The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all of the current members of the Audit Committee are independent (as independence is currently defined under Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing rules and under Rule 10A-3 under the Exchange Act). The Board has also determined that Ms. West qualifies as an "audit committee financial expert," as defined in applicable SEC rules. The Board made a qualitative assessment of Ms. West's level of knowledge and experience based on a number of factors, including her formal education and experience holding multiple finance leadership roles.

Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB"). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants' communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm's independence. Based on the foregoing, the Audit Committee of the Board of Directors has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Linda West, Chairperson
Andy Pasternak
Jennifer Evans Stacey, Esq.
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The Compensation Committee is composed of three directors: Mr. Pasternak, Dr. Smith, and Ms. West. On September 4, 2024, Dr. Smith replaced Ms. Stacey as a member of the Compensation Committee in connection with Dr. Smith’s appointment to the Board. On January 13, 2025, Mr. Pasternak replaced Mr. Berman on the Compensation Committee and Dr. Smith became the chair of the Compensation Committee, each immediately following the effectiveness of Mr. Berman’s resignation from the Board. All members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing rules). The Compensation Committee met five times during fiscal year 2024. The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at https://ir.contexttherapeutics.com.
The Compensation Committee acts on behalf of the Board to:
•review our executive compensation programs to assess whether the programs are designed to enable it to recruit, retain and motivate talented and diverse executives, and are appropriately competitive, support organization objectives and stockholder interests, and create a pay for performance linkage, while also structuring compensation programs to, where determined appropriate, preserve tax deductibility;
•oversee all our material employee benefit plans and programs, including the authority to adopt, amend and terminate such plans and programs, including approving changes in the number of shares reserved for issuance thereunder, subject to any necessary or advisable approval by our Board or stockholders;
•review and discuss annually our compensation policies and practices with management to promote the success of our business and to determine whether the policies and practices encourage excessive risk-taking, review the relationship between risk management policies and compensation and evaluate compensation policies and practices that could mitigate any such risk;
•review, approve and administer annual and long-term incentive compensation plans for executive officers and other senior executives, including by (i) establishing performance objectives and certifying performance achievement, (ii) evaluating the competitiveness of such plans, (iii) reviewing and approving all equity incentive plans and grant awards under such plans, and (iv) adopting, amending and terminating any such plans;
•administer our equity incentive plans;
•review and approve amendments to, or termination of, any compensatory contracts or similar transactions or arrangements with such other employees as the Compensation Committee determines, including employment agreements, severance arrangements, transition or consulting agreements, retirement agreements and change-in-control agreements or provisions;
•consider for adoption and oversee any stock ownership guidelines, share retention policies or clawback policies applicable to our executive officers; and
•undertake any other tasks enumerated in the charter of the Compensation Committee.

Compensation Committee Processes and Procedures
The Compensation Committee meets as often as it deems necessary, but at least once per year. From time to time, various members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. However, neither the Chief Executive Officer, nor any other executive officer, may be present during portions of any meetings during which his or her respective performance or compensation are being deliberated or determined. In addition, under its charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser's independence; however, there is no requirement that any adviser be independent.
During 2024, after taking into consideration the factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Cannae HR Solutions (the "Consultant"), a compensation consulting firm, as a compensation consultant. The Compensation Committee has assessed the Consultant's independence and determined that the Consultant had no conflicts of interest in connection with its provisions of services to the Compensation Committee or management. Specifically, the Compensation Committee engaged the Consultant to provide market data, peer group analysis and conduct an executive and board compensation assessment to help determine appropriate cash and equity compensation for our executive officers, other senior management, and our Board against compensation for similarly situated executives and directors at the companies the Consultant identified, in coordination with our Compensation Committee, to be comparable to the Company, and in determining appropriate employment agreement terms for our executive officers.
The Compensation Committee makes most of the significant adjustments to annual compensation, determines bonus and equity awards and establishes new performance objectives at one or more meetings held during the last quarter of each year and the first quarter of the following year. The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee's process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which recommends, for approval by the independent members of the Board, any adjustments to the Chief Executive Officer’s compensation as well as equity awards to be granted. For all executives officers and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive officer and director stock ownership information, stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee's compensation consultant, including analyses of executive officer and director compensation paid at other companies identified by such consultant to be comparable to us.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee of the Board is responsible for, among other things, developing, and recommending to the Board for its approval, criteria and qualifications for service as a director of the Company, identifying, evaluating and recommending to the Board candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing the structure and composition of each committee of the Board and continually reviewing important issues and developments in corporate governance.
The Nominating and Corporate Governance Committee is composed of three directors: Ms. Stacey, Dr. Kantoff, and Dr. Walker. On September 4, 2024, Dr. Walker replaced Ms. West as a member of the Nominating and Corporate Governance Committee in connection with Dr. Walker’s appointment to the Board. Each member of the Nominating and Corporate Governance Committee is independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing rules). The Nominating and Corporate Governance Committee met five times during fiscal year 2024. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at https://ir.contexttherapeutics.com.
The Nominating and Corporate Governance Committee has not established specific minimum qualifications for Board members but believes that the assessment of director qualifications may include numerous factors, such as character, professional ethics and integrity, judgment, business acumen, proven achievement and competence in one’s field, the ability to exercise sound business judgment, tenure on the Board and skills that are complementary to the Board, an understanding of the Company’s business, an understanding of the responsibilities that are required of a member of the Board, other time commitments, diversity with respect to professional background, education, race, ethnicity, gender, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experiences represented on the Board. Unless the Board determines that the carrying out of a director’s responsibilities to the Company will not be adversely affected by the director’s other directorships: an executive officer-director will not serve on the board of more than two public companies; and directors who are not executive officers will not serve on more than four public company boards in addition to the Board of the Company.
The Nominating and Corporate Governance Committee and the Board evaluate each director in the context of the membership of the Board as a group, with the objective of maintaining a Board that can best perpetuate the success of the business and represent stockholder interests. In determining whether to recommend an incumbent director for re-election, the Nominating and Corporate Governance Committee considers the director’s past attendance at meetings, participation in and contributions to the activities of the Board and the Company and other qualifications and characteristics set forth above and in the Nominating and Corporate Governance Committee’s charter. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee may also engage, if it deems appropriate, a professional search firm.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders so long as such recommendations and nominations comply with our charter and bylaws, all applicable Company policies and all applicable laws, rules and regulations, and in the same manner as candidates recommended to the Nominating and Corporate Governance Committee from other sources. Stockholders may recommend director nominees for consideration by the Nominating and Corporate Governance Committee by writing to the Secretary of the Company at Context Therapeutics Inc., 2001 Market Street, Suite 3915, Unit #15, Philadelphia, Pennsylvania 19103 in accordance with the procedures set forth in the Company’s bylaws. Such recommendations must also include: the full name of the proposed nominee; the proposed nominee’s home and business contact information; detailed biographical information; relevant qualifications; a signed letter from the candidate confirming the candidate’s willingness to serve; information regarding any relationships between the candidate and the Company; evidence of the recommending stockholder’s ownership of Company stock; and a statement from the recommending stockholder in support of the candidate.
Stockholder Communications with the Board of Directors
Stockholder communications will be reviewed by our Secretary, who will determine whether the communication should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). All potential violations reported in accordance with our Code of Business Conduct and Ethics that relate to questionable accounting or auditing matters involving the Company will be immediately sent to our Chairperson of the Audit Committee and to our Chief Legal Officer, who will promptly notify the Audit Committee of all complaints that pertain to an accounting or audit matter and will determine the planned course of action. Communications regarding matters other than accounting or audit will be investigated by our Chief Legal Officer or another appropriate person designated by our Chief Legal Officer.
Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to, among other things, board composition and selection including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines are available on our website at https://ir.contexttherapeutics.com on the "Governance" page.

Insider Trading Policy

We have adopted an insider trading policy governing the purchase, sale, and other disposition of our securities by directors, officers, employees and certain other covered persons, a copy of which is filed as an exhibit to our Annual Report on Form 10-K. The policy is designed to promote compliance with insider trading laws, rules, and regulations, as well as applicable listing standards. In addition, with regard to the Company’s trading in its own securities, it is the Company's policy to comply with the federal securities laws.

Code of Business Conduct
We have adopted a Code of Business Conduct and Ethics (the "Code of Conduct"), applicable to all of our employees, executives, directors and independent contractors. The Code of Conduct is available on our website at https://ir.contexttherapeutics.com on the "Governance" page. Our Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. If we make any substantive amendments to the Code of Conduct or we grant any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board of Directors presently has one class containing seven members. Pursuant to our Amended and Restated Certificate of Incorporation, the current slate of directors shall continue in office until their term expires at the third annual meeting of stockholders following the date of the last annual meeting of stockholders at which directors were elected. Currently, each member of the board shall serve until their term expires at our 2027 annual meeting of stockholders or until such person's successor is elected and qualified. Thereafter, each director elected at the 2027 annual meeting of stockholders will serve as a member of our Board of Directors until our 2030 annual meeting of stockholders or until such person's successor is duly elected and qualified.
Set forth below is biographical information as of March 1, 2025, for each person whose term of office as a director will continue after the Annual Meeting, including the specific and particular experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to believe that each director nominee should serve on our Board. There are no family relationships among our executive officers or directors.

Name	Age	Position(s) Held with Context	Director Since
Martin Lehr	41	Director, President and Chief Executive Officer	2015
Andy Pasternak	54	Chairman of the Board	January 2025
Philip Kantoff, MD	70	Director	December 2018
Karen Smith, MD, PhD, MBA, LLM	57	Director	September 2024
Jennifer Evans Stacey, Esq.	60	Director	March 2021
Luke Walker, MD	53	Director	September 2024
Linda West	65	Director	March 2021

Martin Lehr – Chief Executive Officer and Director
Mr. Lehr is the Co-founder and Chief Executive Officer of Context Therapeutics and has served as a member of our board of directors since its founding in 2015. In addition, Mr. Lehr serves on the boards of Praesidia Biotherapeutics, a private biotech company, and CureDuchenne Ventures, an impact fund that funds research and treatments for Duchenne Muscular Dystrophy. Previously, Mr. Lehr was part of the founding team at Osage University Partners, a venture capital fund focused on academic spinouts from leading research institutions. Prior to Osage University Partners, Mr. Lehr conducted research at the Sloan Kettering Institute in DNA repair and at the Children’s Hospital of Philadelphia in thrombosis and hemostasis. Mr. Lehr is a director of BioBreak, a biotech executive peer networking group with over 2,500 active members across the United States, and an advisory board member of Life Science Cares and Life Science Leader magazine. Mr. Lehr holds an M.A. in Biotechnology from Columbia University and a B.A. in Economics from the University of Pennsylvania. The Company has determined that Mr. Lehr’s business experience and management background make him a qualified member of our management group and board of directors.

Andy Pasternak – Chairman of the Board, Director
Mr. Pasternak has served as a member of our board of directors since January 2025 and as Chairman of the board of directors since January 2025. Mr. Pasternak currently serves as an advisory partner at Bain & Company, Inc. (“Bain”), a global consulting firm. Prior to Bain, Mr. Pasternak served as Executive Vice President, Chief Strategy Officer at Horizon Therapeutics plc (“Horizon”), a biotechnology company focused on serious, rare autoimmune and inflammatory diseases. Prior to joining Horizon in 2019, Mr. Pasternak was a senior partner at Bain, where he served as Head of the Healthcare Practice in the Americas. Earlier in his career, Mr. Pasternak was an analyst in the Investment Banking division of Chemical Securities, Inc. (now part of J.P. Morgan). Mr. Pasternak is a member of the Board of Directors of Endo, Inc., a specialty pharmaceutical company. Mr. Pasternak also is an Adjunct Lecturer in the Healthcare Program at the Kellogg School of Management (“HCAK”), where he teaches a course about the biopharmaceutical industry, and serves on the advisory board of the HCAK program. Mr. Pasternak received his B.A. in economics from Northwestern University and an MBA from the University of Chicago. The Company has determined that Mr. Pasternak’s background and success in the life sciences industry make him a qualified member of our board of directors.

Philip Kantoff, MD – Director
Dr. Kantoff has served as a member of our board of directors since December 2018. Dr. Kantoff is the Co-Founder and Chief Executive Officer of Convergent Therapeutics, a clinical stage pharmaceutical company focused on developing next generation radiopharmaceutical therapies for prostate and other cancers. Dr. Kantoff is also currently a director of ESSA Pharma Inc., a pharmaceutical company focused on developing novel therapies for the treatment of prostate cancer.

Previously, Dr. Kantoff served as the Chairman of the Department of Medicine at Memorial Sloan Kettering Cancer Center in New York, which is the leading development and testing center for novel cancer therapies. He also served as Director of The Lank Center for Genitourinary Oncology, Chief of the Division of Solid Tumor Oncology, Vice Chair of the Department of Medical Oncology, and Chair of the Executive Committee on Clinical Research at the Dana-Farber Cancer Institute. He is the Jerome and Nancy Kohlberg Professor Emeritus at Harvard Medical School. He is a member of numerous professional societies and editorial boards. Dr. Kantoff has published more than 500 research articles on a variety of topics and has been cited over 76,000 times, written nearly 100 reviews and monographs on cancer and has edited numerous books, including Prostate Cancer: A Family Consultation, A Multi-Disciplinary Guide published by Blackwell, and Prostate Cancer: Principles and Practice, a definitive text on prostate cancer. Dr. Kantoff received his Doctor of Medicine from Brown University. The Company has determined that Dr. Kantoff’s medical and business background make him a qualified member of our board of directors.

Karen Smith, MD, PhD, MBA, LLM – Director
Dr. Smith has served as a member of our board of directors since September 2024. Since November 2018, Dr. Smith has been providing international consulting services. Dr. Smith most recently served as Chief Medical Officer for Quince Therapeutics, Inc./Novosteo, Inc., a private biopharmaceutical company from January 2022 to September 2023, having previously served as Chief Medical Officer for Emergent BioSolutions, Inc., a public health company, from April 2020 to December 2021. Previously, she was President and interim Chief Executive Officer of Medeor Therapeutics, Inc. and Global Head of Research & Development and Chief Medical Officer of Jazz Pharmaceuticals. Earlier in her career, Dr. Smith held senior leadership roles at Allergan, AstraZeneca, and Bristol Myers Squibb. Previously, Dr. Smith served on the Board of Directors of Forward Pharma, acquired by Biogen in 2017, Sucampo Pharmaceuticals, acquired by Mallinckrodt in 2018, Acceleron Pharma, acquired by Merck in 2021, Antares Pharma, acquired by Halozyme Therapeutics, Inc. in 2022, Talaris Therapeutics, Inc., now Tourmaline Bio, Inc, and Mariana Oncology, acquired by Novartis in 2024. Dr. Smith currently serves on the Board of Directors of Aurinia Pharmaceuticals, a public biopharmaceutical company, Capstan Therapeutics, a private biotechnology company, Sangamo Therapeutics, a public biotechnology company, and Skye Bioscience, a public biotechnology company. Dr. Smith received her Bachelor of Science from Curtin University, Masters in Business Administration (MBA) from the University of New England, PhD from The University of Western Australia (in combination with the University of California Los Angeles), Doctor of Medicine from the University of Warwick, and Masters in Law (LLM) from Salford University. The Company has determined that Dr. Smith’s medical and business background make her a qualified member of our board of directors.

Jennifer Evans Stacey, Esq. – Director
Ms. Stacey has served as a member of our board of directors since March 2021. Ms. Stacey was most recently the Chief Legal and Compliance Officer of Galera Therapeutics Inc., a publicly traded clinical-stage biopharmaceutical company from October 2021 until August 2024, continuing in a consulting role until January 2025. Ms. Stacey has more than 25 years of global senior executive experience managing public, private and non-profit companies, ranging in size from 10 to 5,500 employees and primarily within the life sciences industry. Prior to Galera, Ms. Stacey served as Vice President, General Counsel, Secretary and Government Relations at The Wistar Institute, a biomedical research institute, and before that as Senior Vice President, General Counsel, Human Resources and Secretary at Antares Pharma, Inc., which was acquired by Halozyme Therapeutics, Inc. in 2022. Previously, Ms. Stacey served as Executive Vice President, General Counsel, Human Resources, and Secretary at Auxilium Pharmaceuticals, Inc., and as Senior Vice President, Corporate Communications, General Counsel and Secretary at Aventis Behring, LLC. She began her career in life sciences at Rhone-Poulenc Rorer, including two years in their Paris office and prior to that began her legal career at King & Spalding in Washington, DC. Ms. Stacey graduated magna cum laude with an A.B. from Princeton University and earned her J.D. from the University of Pennsylvania Law School. The Company has determined that Ms. Stacey’s business and legal background make her a qualified member of our board of directors.

Luke Walker, MD – Director
Dr. Walker has served as a member of our board of directors since September 2024. Dr. Walker currently is the Chief Medical Officer of Umoja Biopharma, Inc., a clinical-stage biotech company. From October 2022 to August 2024, Dr. Walker was the Chief Medical Officer of Harpoon Therapeutics, which was acquired by Merck in March 2024. From March 2018 to October 2022, Dr. Walker was Vice President of Clinical Development at Seagen, which was acquired by Pfizer in 2023. Earlier, Dr. Walker was Senior Vice President of Clinical Development at Cascadian Therapeutics, which was acquired by Seagen in 2018. Dr. Walker began his career as a practicing medical oncologist and hematologist at Providence Regional Medical Center and with the Everett Clinic. Dr. Walker currently serves on the board of directors of Zentalis Pharmaceuticals. Dr. Walker received his Doctor of Medicine from the University of Oklahoma College of Medicine. The Company has determined that Dr. Walker’s medical and business background make him a qualified member of our board of directors.

Linda West – Director
Ms. West has served as a member of our board of directors since March 2021. Ms. West served in multiple leadership roles of increasing responsibility for E. I. du Pont de Nemours and Company from 1981 until her retirement in November 2019.

Ms. West most recently served as Vice President, Corporate Planning and Analyses, where she led the execution of transformational transactions from October 2009 until her retirement including major divestitures, spin-offs, acquisitions, and the merger with The Dow Company followed by simultaneous spin-offs into three independent companies. Throughout her career with DuPont, Ms. West had P&L accountabilities varying from late to early stage businesses including DuPont Imaging Technologies, DuPont Personal Protection, DuPont Microcircuit Materials, and DuPont Industrial Imaging. In addition, Ms. West was the Chief Financial Officer of multiple DuPont businesses and was the Vice President, General Auditor and Chief Ethics and Compliance Officer for five years during the initial implementation of the Sarbanes-Oxley Act of 2002. Ms. West previously served on the board of directors of Galera Therapeutics, Inc. Ms. West holds a B.S. in Accounting with a minor in Business Administration from the University of Delaware. The Company has determined that Ms. West’s business and finance background make her a qualified member of our board of directors.

Independence of the Board of Directors
As required under Nasdaq listing rules, a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by the Company's board. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Our Board has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning such director's background, employment and affiliations, including family relationships, our Board determined that all of the directors, other than Mr. Lehr, are "independent directors" as defined under current rules and regulations of the SEC and the listing standards of Nasdaq. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described above.
Board Leadership Structure
The Board has an independent Chair, Andy Pasternak, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chair has substantial ability to shape the work of the Board. We believe that separation of the positions of Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Chair creates an environment that is more conducive to objective evaluation and oversight of management's performance, increasing management accountability and improving the ability of the Board to monitor whether management's actions are in the best interests of the Company and our stockholders. As a result, we believe that having an independent Chair can enhance the effectiveness of the Board as a whole.
Role of the Board in Risk Oversight
One of the Board's key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for our Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and risk management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the chairperson of each committee of the Board to report findings regarding material risk exposures to the Board as quickly as possible.
Meetings of the Board of Directors
The Board of Directors met 11 times during 2024. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

Each member of the Board is expected to attend the annual meeting of stockholders of the Company.

PROPOSAL 1
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. CohnReznick LLP has audited the Company’s financial statements since January 2021.
Representatives of CohnReznick LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of CohnReznick LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of CohnReznick LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

The affirmative vote of stockholders holding a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote on this matter will be required to ratify the selection of CohnReznick LLP.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2024 and 2023 by CohnReznick LLP:

	Year Ended December 31,
	2024	2023
Audit fees(1)	$303,697	$230,685
Audit-related fees(2)	—	1,734
Tax fees	—	—
All other fees	—	—
Total fees	$303,697	$232,419
(1)Fees represent professional services related to our annual audit, quarterly review, SEC offerings, comfort letter and accounting consultations.
(2)Fees for due diligence services.

The Audit Committee has adopted a pre-approval policy under which the Audit Committee approves in advance all audit and permissible non-audit services to be performed by the independent accountants. These services may include audit services, audit-related services, tax services, and other non-audit services. As part of its pre-approval policy, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence. In accordance with its pre-approval policy, the Audit Committee has pre-approved certain specified audit and non-audit services to be provided by our independent auditor. If there are any additional services to be provided, a request for pre-approval must be submitted to the Audit Committee for its consideration under the policy. The Audit Committee generally pre-approves particular services or categories of services on a case-by-case basis. Finally, in accordance with the pre-approval policy, the Audit Committee has delegated pre-approval authority to the chair of the Audit Committee. The chair must report any pre-approval decisions to the Audit Committee at its next meeting.

All of the services provided by CohnReznick LLP for the years ended December 31, 2024 and 2023 described above were pre-approved in accordance with the Audit Committee pre-approval policy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

PROPOSAL 2

APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL

We are asking stockholders to approve a proposed amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding common stock at a reverse stock split ratio ranging from any whole number between 1-for-5 and 1-for-50 (the “Reverse Stock Split”), subject to and as determined by the Board. Our Board has unanimously approved and declared advisable the amendment relating to the Reverse Stock Split and recommends that our stockholders approve the amendment. The language of the new Article IV, Section 6 of our Amended and Restated Certificate of Incorporation that would be contained in an amendment to effect the Reverse Stock Split is attached to this proxy statement as Appendix A.

The primary reason we are seeking stockholder approval of the Reverse Stock Split is to attempt to increase the per share market price of our common stock to meet the minimum per share bid price requirements for continued listing on The Nasdaq Capital Market. We believe that if the Reverse Stock Split proposal is not approved by our stockholders, it is possible that our common stock will be delisted from The Nasdaq Capital Market.

If our stockholders approve this proposal, then we will cause an amendment to the Amended and Restated Certificate of Incorporation to be filed with the Delaware Secretary of State and effect the Reverse Stock Split if and only if our Board subsequently determines that the Reverse Stock Split would be in the best interests of the Company and its stockholders. As filed, the amendment would state the number of outstanding shares to be combined into one share of our common stock, at the ratio approved by our Board within the range approved by our stockholders. Following the stockholders’ approval of this Proposal 2, no further action on the part of the stockholders will be required to either implement or abandon the Reverse Stock Split and the Board may effect and implement the Reverse Stock Split at any time prior to February 27, 2026.

Our Board also may determine, in its sole discretion, not to effect the Reverse Stock Split and not to file the related amendment. Although we presently intend to effect the Reverse Stock Split to regain compliance with The Nasdaq Capital Market’s minimum bid price requirement, our Board has reserved the right, notwithstanding our stockholders’ approval of the proposed amendment of the Amended and Restated Certificate of Incorporation, to abandon the proposed amendment at any time (without further action by our stockholders) before the amendment of the Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware. Our Board may consider a variety of factors in determining whether or not to proceed with the proposed amendment of the Amended and Restated Certificate of Incorporation, including overall trends in the stock market, recent changes and anticipated trends in the per-share market price of our common stock, rule changes and/or guidance by Nasdaq, business developments, and our actual and projected stock price performance. If the closing bid price of our common stock on The Nasdaq Capital Market reaches a minimum of $1.00 per share and remains at or above that level for a minimum of ten consecutive trading days (or longer, if required by the Nasdaq Listing Qualifications Panel), as discussed more fully below, our Board may decide to abandon the filing of the proposed amendment of the Restated Certificate of Incorporation.

As of April 1, 2025, there were 89,704,194 shares of our common stock issued and outstanding. Based on such number of shares of our common stock issued and outstanding, immediately following the effectiveness of the Reverse Stock Split, we will have, depending on the Reverse Stock Split ratio selected by our Board, issued and outstanding shares of stock as illustrated by the table under the caption “Effects of the Reverse Stock Split - Effect on Shares of Common Stock.”

The Reverse Stock Split will not change the number of authorized shares of our common stock or the relative voting power of such holders of our outstanding common stock. The relative number of authorized but unissued shares of our common stock will materially increase and will be available for issuance by the Company. The Reverse Stock Split, if effected, would affect all holders of our common stock uniformly.

No fractional shares of our common stock would be issued as a result of the Reverse Stock Split. Instead, any stockholders who would have been entitled to receive fractional shares as a result of the Reverse Stock Split would receive cash payments in lieu of such fractional shares. Each holder of our common stock would hold the same percentage of the outstanding common stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except to the extent that the Reverse Stock Split results in stockholders receiving cash in lieu of fractional shares. The par value of our common stock would continue to be $0.001 per share (see “Effects of the Reverse Stock Split - Reduction in Stated Capital”).

Reasons for the Reverse Stock Split

Our primary objective in effectuating the Reverse Stock Split would be to attempt to raise the per-share trading price of our common stock to continue our listing on The Nasdaq Capital Market. To maintain listing, The Nasdaq Capital Market requires, among other things, that our common stock maintain a minimum closing bid price of $1.00 per share.

On February 27, 2025, we received written notice (the “Notification Letter”) from Nasdaq stating that we were not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Rule”) because our common stock failed to maintain a minimum closing bid price of $1.00 per share for 30 consecutive business days.

The Notification Letter provides an initial 180 calendar day period, or until August 26, 2025, in which to regain compliance, pursuant to Nasdaq Listing Rule 5810(c)(3)(A). If at any time before that date the bid price of our common stock closes at $1.00 per share or more for a minimum of ten consecutive business days, Nasdaq will notify us that we have achieved compliance with the Rule. If we do not regain compliance by August 26, 2025, we may be eligible for an additional 180-day grace period.

As of April 1, 2025 and during each of the preceding nine trading days, the closing bid price for our common stock on The Nasdaq Capital Market was below $1.00 per share. We strongly encourage you to vote in favor of this Proposal 2 to increase the likelihood that compliance may be achieved prior to action being taken to delist us from The Nasdaq Capital Market in the event that the closing bid price for our common stock does not become compliant with the Rule prior to August 26, 2025.

We are seeking stockholder approval for the authority to effectuate the Reverse Stock Split as a means of increasing the share price of our common stock at or above $1.00 per share in order to attempt to avoid delisting by Nasdaq, in the event we are not able to satisfy the minimum bid price requirement in adequate time before the deadline. We expect that the Reverse Stock Split would increase the bid price per share of our common stock above the $1.00 per share minimum price for the required number of days, thereby satisfying this listing requirement. However, there can be no assurance that the Reverse Stock Split would have that effect, initially or in the future, or that it would enable us to maintain the listing of our common stock on The Nasdaq Capital Market. We are not aware of any present efforts by anyone to accumulate our common stock, and the proposed Reverse Stock Split is not intended to be an anti-takeover device.

In addition, we believe that the low per-share market price of our common stock impairs its marketability to, and acceptance by, institutional investors and other members of the investing public and creates a negative impression of the Company. Theoretically, decreasing the number of shares of our common stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them or our reputation in the financial community. In practice, however, many investors, brokerage firms and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. The presence of these factors may be adversely affecting, and may continue to adversely affect, not only the price of our common stock but also its trading liquidity. In addition, these factors may affect our ability to raise additional capital through the sale of our common stock.

We believe that the decrease in the number of shares of our outstanding common stock because of the Reverse Stock Split, and the anticipated increase in the price per share, would possibly promote greater liquidity for our stockholders with respect to their shares. However, liquidity may be adversely affected by the reduced number of shares that would be outstanding if the Reverse Stock Split is effected, particularly if the price per share of our common stock begins a declining trend after the Reverse Stock Split is effectuated.

There can be no assurance that the Reverse Stock Split would achieve any of the desired results. There also can be no assurance that the price per share of our common stock immediately after the Reverse Stock Split would increase proportionately with the Reverse Stock Split, or that any increase would be sustained for any period of time.

We believe the Reverse Stock Split is the most likely way to support the price of our common stock in reaching the minimum bid level required by The Nasdaq Capital Market, although effecting the Reverse Stock Split cannot guarantee that we would be in compliance with the minimum bid price requirement for even the minimum ten-day trading period. In addition, the Reverse Stock Split cannot guarantee we would be in compliance with the other criteria required to maintain our listing on The Nasdaq Capital Market.

In evaluating whether to seek stockholder approval for the Reverse Stock Split, our Board took into consideration negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.

Even if our stockholders approve the Reverse Stock Split, our Board reserves the right not to effect the Reverse Stock Split if in our Board’s opinion it would not be in the best interests of the Company or our stockholders to effect such Reverse Stock Split.

Criteria the Board May Use to Determine Whether to Implement the Reverse Stock Split

When determining whether to implement the Reverse Stock Split, and which Reverse Stock Split ratio to implement, if any, following the receipt of stockholder approval, the Board may consider various factors, including:

•the historical trading price and trading volume of our common stock;
•the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock in the short- and long-term;
•the listing requirements, other rules and guidance from The Nasdaq Capital Market;
•the number of shares of our common stock outstanding;
•the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and
•prevailing general market, legal and economic conditions.

Certain Risks and Potential Disadvantages Associated with a Reverse Stock Split

We cannot assure that an implemented Reverse Stock Split will increase our stock price and for the required time period. We expect that, if implemented, the Reverse Stock Split will increase the market price of our common stock; however, the effect of the Reverse Stock Split on the market price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies in our industry is varied. Some investors may view a reverse stock split negatively. It is possible that the per share price of our common stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of common stock following the Reverse Stock Split. Moreover, under Nasdaq Listing Rule 5810(c)(3)(A)(iv), if in the future we fail to meet the minimum bid price requirement and we have effected a reverse stock split over the prior one-year period, we would not be eligible for any compliance period and would be subject to immediate delisting procedures. In addition, although we believe the Reverse Stock Split may enhance the marketability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance or general market trends.

If implemented, the proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. Additionally, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our common stock as described above.

The Reverse Stock Split will not result in a decrease in our authorized shares. Although the Reverse Stock Split would not have any dilutive effect on our stockholders, the Reverse Stock Split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, resulting in an effective increase in the relative number of authorized shares available for issuance in the discretion of the Board. The Board from time to time may deem it to be in the best interests of the Company and its stockholders to enter into transactions and other ventures that may include the issuance of shares of our common stock. If the Board authorizes the issuance of additional shares of common stock subsequent to the Reverse Stock Split, the dilution to the ownership interest of our existing stockholders may be greater than would occur had the Reverse Stock Split not been effected.

Effective Time

The effective time of the Reverse Stock Split (the “Effective Time”), if approved by stockholders and implemented by the Board, will be the date and time set forth in the Certificate of Amendment to the Amended and Restated Certificate of Incorporation that is filed with the Delaware Secretary of State, which we expect would be shortly after such filing is made with the Delaware Secretary of State.

If, at any time prior to the filing of such amendment with the Delaware Secretary of State, the Board, in its discretion, determines that it is in our best interests and the best interests of our stockholders to delay the filing of such amendment or abandon the Reverse Stock Split, the Reverse Stock Split may be delayed or abandoned, without any further action by our stockholders.

Fractional Shares

Stockholders would not receive fractional shares of common stock in connection with the Reverse Stock Split. Instead, any stockholder who would otherwise be entitled to a fractional share of our common stock as a result of the Reverse Stock Split shall be entitled to receive a cash payment equal to the product obtained by multiplying (a) the closing price per share of our common stock on the effective date for the Reverse Stock Split as reported on The Nasdaq Capital Market, after giving effect to the Reverse Stock Split, by (b) the fraction of the share owned by the stockholder, without interest.

Stockholders would not be entitled to receive interest for the period of time between the Effective Time and the date payment is made for their fractional share interest. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

If you believe that you may not hold sufficient shares of our common stock at the Effective Time to receive at least one share in the Reverse Stock Split and you want to continue to hold our common stock after the Reverse Stock Split, you may do so by either:

•purchasing a sufficient number of shares of our common stock; or
•if you have shares of our common stock in more than one account, consolidating your accounts;

in each case, so that you hold a number of shares of our common stock in your account prior to the Reverse Stock Split that would entitle you to receive at least one share of common stock in the Reverse Stock Split. Shares of our common stock held in registered form and shares of our common stock held in “street name” (that is, through a broker, bank or other holder of record) for the same stockholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.

Effects of the Reverse Stock Split

General

After the Effective Time of the Reverse Stock Split, should the Board elect to implement it, each stockholder will own a reduced number of shares of common stock. The Reverse Stock Split would affect all of our stockholders uniformly, however, and would not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described above. Voting rights and other rights and preferences of the holders of our common stock would not be affected by the Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the Reverse Stock Split would continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our common stock immediately after the Reverse Stock Split. The number of stockholders of record would not be affected by the Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after such Reverse Stock Split).

The principal effects of the Reverse Stock Split would be that:

•each 5 to 50 shares of our common stock owned by a stockholder (depending on the Reverse Stock Split ratio selected by the Board), would be combined into one new share of our common stock;
•no fractional shares of common stock would be issued in connection with the Reverse Stock Split; instead, holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Stock Split would receive cash in lieu of the fractional share as explained above;
•by reducing the number of shares of common stock outstanding without reducing the number of shares of available but unissued common stock, the Reverse Stock Split will effectively increase the relative number of authorized but unissued shares, which the Board may use in connection with future financings or other issuances;
•based upon the Reverse Stock Split ratio selected by the Board, proportionate adjustments would be made to the per share exercise price and the number of shares issuable upon the exercise or vesting of all then outstanding equity awards and common stock warrants with respect to the number of shares of common stock subject to such award or warrant and the exercise price thereof, in each case to the extent applicable, subject to the terms of such awards and warrants;

•the number of shares of common stock authorized under our 2021 Long-Term Incentive Plan (the “Plan”) will be proportionately adjusted for the Reverse Stock Split ratio selected by the Board; and
•the number of stockholders owning “odd lots” of less than 100 shares of our common stock may potentially increase; odd lot shares may be more difficult to sell and brokerage commissions and other costs of transactions in odd lots generally are proportionately higher than the costs of transactions in “round lots” of even multiples of 100 shares.

We believe that any potential negative effects are outweighed by the benefits of the Reverse Stock Split.

Effect on Shares of Common Stock

For the purposes of providing examples of the effect of the Reverse Stock Split on our common stock, the following table contains approximate information, based on share information as of April 1, 2025, of the effect of a Reverse Stock Split at certain ratios within the range of the proposed Reverse Stock Split ratios on the number of shares of our common stock authorized, outstanding, reserved for future issuance and not outstanding or reserved:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Not Outstanding or Reserved
Pre-Reverse Stock Split	200,000,000	89,704,194	18,459,638	91,836,168
Post-Reverse Stock Split 1:5	200,000,000	17,940,839	3,691,928	178,367,233
Post-Reverse Stock Split 1:10	200,000,000	8,970,419	1,845,964	189,183,617
Post-Reverse Stock Split 1:15	200,000,000	5,980,280	1,230,643	192,789,077
Post-Reverse Stock Split 1:20	200,000,000	4,485,210	922,982	194,591,808
Post-Reverse Stock Split 1:25	200,000,000	3,588,168	738,386	195,673,446
Post-Reverse Stock Split 1:30	200,000,000	2,990,140	615,321	196,394,539
Post-Reverse Stock Split 1:35	200,000,000	2,562,977	527,418	196,909,605
Post-Reverse Stock Split 1:40	200,000,000	2,242,605	461,491	197,295,904
Post-Reverse Stock Split 1:45	200,000,000	1,993,427	410,214	197,596,359
Post-Reverse Stock Split 1:50	200,000,000	1,794,084	369,193	197,836,723

After the Effective Time of the Reverse Stock Split that our Board elects to implement, our common stock would have a new CUSIP number.

Effect on our Authorized Preferred Stock

The Reverse Stock Split, if implemented, would not affect the total authorized number of shares of our preferred stock or the par value of our preferred stock.

Effect on Outstanding Equity Awards, Warrants, and Equity Plans

If the Reverse Stock Split is approved by our stockholders and our Board decides to implement the Reverse Stock Split, as of the Effective Time, based on the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to all then-outstanding equity awards and common stock warrants with respect to the number of shares of common stock subject to such award or warrant and the exercise price thereof. In addition, the number of shares of common stock available for issuance under the Plan will be proportionately adjusted for the Reverse Stock Split ratio selected by the Board, such that fewer shares will be subject to the Plan.

Reduction in Stated Capital

Pursuant to the Reverse Stock Split, the par value of our common stock would remain $0.001 per share. As a result of the Reverse Stock Split, at the Effective Time, the stated capital on our balance sheet attributable to our common stock would be reduced in proportion to the size of the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, would remain unchanged.

Shares Held in Book-Entry and Through a Broker, Bank or Other Holder of Record

The combination of, and reduction in, the number of our outstanding shares of common stock as a result of the Reverse Stock Split will occur automatically at the Effective Time without any additional action on the part of our stockholders.

Upon the Reverse Stock Split, we intend to treat stockholders holding shares of our common stock in “street name” (that is, through a broker, bank or other holder of record) in the same manner as registered stockholders whose shares of our common stock are registered in their names. Brokers, banks or other holders of record will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our common stock in “street name”; however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our common stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.

If you hold registered shares of our common stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our common stock in registered book-entry form or your cash payment in lieu of fractional shares, if applicable. If you are entitled to post-Reverse Stock Split shares of our common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our common stock you hold. In addition, if you are entitled to a payment of cash in lieu of fractional shares, a check will be mailed to you at your registered address as soon as practicable after the Effective Time. By signing and cashing this check, you will warrant that you owned the shares of our common stock for which you received a cash payment (see “Fractional Shares”).

If you hold any of your shares of our common stock in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-Reverse Stock Split shares of our common stock for either: (1) a certificate representing the post-Reverse Stock Split shares of our common stock or (2) post-Reverse Stock Split shares of our common stock in book-entry form, evidenced by a transaction statement that will be sent to your address of record indicating the number of shares of our common stock you hold, in each case together with any payment of cash in lieu of fractional shares to which you are entitled. Beginning at the Effective Time of the Reverse Stock Split, each certificate representing pre-Reverse Stock Split shares of our common stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares. If you are entitled to a payment of cash in lieu of fractional shares, payment will be made as described under “Fractional Shares.”

Stockholders should not destroy any share certificate(s) and should not submit any share certificate(s) until requested to do so.

Interests of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split that is not shared by all of our other stockholders.

Reservation of Right to Delay the Filing of the Amendment, or Abandon the Reverse Stock Split

The Board reserves the right, notwithstanding stockholder approval of this Proposal 2 and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if the Board, in its sole discretion, determines that it is no longer in our best interests and the best interests of our stockholders to proceed with the Reverse Stock Split. Such determination will be based upon factors the Board deems appropriate, including our then current stock price, the existing and expected marketability and liquidity of our common stock, prevailing market conditions, rule changes and/or guidance by Nasdaq, and the likely effect on the market price of our common stock. If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware on or before February 27, 2026, the Board will be deemed to have abandoned the Reverse Stock Split.

Required Vote; Effect of Proposal
The affirmative vote of a majority of the votes cast affirmatively or negatively on this matter will be required for approval of this Proposal 2. Proxies solicited by our Board will be voted for approval of this Proposal 2 unless otherwise specified.

No Dissenters’ Rights

Under Delaware law, stockholders have no rights to exercise dissenters’ rights of appraisal with respect to the Reverse Stock Split.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of material U.S. federal income tax consequences of an implemented Reverse Stock Split to U.S. Holders (as defined below) that hold shares of our common stock as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This summary is based upon the Code, Treasury regulations promulgated thereunder, published rulings and administrative pronouncements of the Internal Revenue Service (“IRS”), and judicial decisions, in each case in existence on the date hereof, all of which are subject to change and to differing interpretations. Any such change could apply retroactively and could adversely affect the tax consequences described below. No assurance can be given that the IRS will agree with the consequences described in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. No advance tax ruling has been or will be sought or obtained from the IRS regarding the tax consequences of the transactions described herein.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of shares of our common stock that is (a) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes, (b) an entity that is classified for U.S. federal income tax purposes as a corporation and that is organized under the laws of the United States, any state thereof, or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust (i) whose administration is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more “United States persons” as described in Section 7701(a)(30) of the Code (“United States persons”), or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

This summary does not discuss all U.S. federal income tax considerations that may be relevant to U.S. Holders in light of their particular circumstances or that may be relevant to certain beneficial owners that may be subject to special treatment under U.S. federal income tax law (for example, tax-exempt or governmental organizations, S corporations, partnerships and other pass through entities (and investors therein)), mutual funds, insurance companies, banks, thrifts and other financial institutions, dealers in securities, brokers or traders in securities, commodities or currencies that elect to use a mark-to-market method of accounting, real estate investment trusts, regulated investment companies, individual retirement accounts, qualified pension plans or other tax deferred accounts, persons who hold shares of our common stock as part of a straddle, hedge, constructive sale, wash sale, synthetic security, conversion, or other integrated transaction, persons required for U.S. federal income tax purposes to confirm the timing of income accruals to their financial statements under Section 451 of the Code, U.S. Holders that have a functional currency other than the U.S. dollar, persons that own 5% or more (by vote or value) of our common stock, and persons who acquired shares of our common stock as a result of the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan). Furthermore, this summary does not discuss any alternative minimum tax consequences or the Medicare contribution tax on net investment income and does not address any aspects of U.S. federal estate or gift tax laws or of U.S. state or local or non-U.S. taxation.

If an entity or arrangement classified for U.S. federal income tax purposes as a partnership owns shares of our common stock, the tax treatment of a member of the entity or party to such an arrangement will depend on the status of the member and the activities of the entity and such member. The tax treatment of such an entity or arrangement, and the tax treatment of any member of such an entity or party to such an arrangement, are not addressed in this summary. Any entity or arrangement that is classified for U.S. federal income tax purposes as a partnership and that owns shares of our common stock, and any members of such an entity and parties to such an arrangement, are encouraged to consult their tax advisors.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. BENEFICIAL OWNERS OF SHARES OF OUR COMMON STOCK ARE ENCOURAGED TO SEEK ADVICE FROM THEIR OWN TAX ADVISORS REGARDING THE INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TAKING INTO ACCOUNT THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL INCOME, ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

We intend to take the position that the Reverse Stock Split constitutes a recapitalization for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. Assuming the Reverse Stock Split qualifies as a recapitalization:

•a U.S. Holder will not recognize gain or loss on the Reverse Stock Split, except with respect to any cash received in lieu of a fractional share of our common stock;
•the aggregate tax basis of the shares of our common stock received by a U.S. Holder in the Reverse Stock Split will be equal to the aggregate tax basis of the shares exchanged therefor (excluding any portion of such basis allocable to a fractional share);
•the holding period of the shares of our common stock received by a U.S. Holder in the Reverse Stock Split will include the holding period of the shares exchanged therefor; and
•such capital gain or loss will be short term if the shares owned by a U.S. Holder immediately prior to the Reverse Stock Split were held for one year or less at the Effective Time of the Reverse Stock Split and long term if held for more than one year.

In general, a U.S. Holder who receives a cash payment in lieu of a fractional share of our common stock should be treated as if the fractional share were issued and then redeemed. Whether such redemption qualifies for sale or exchange treatment depends on whether the reduction in such U.S. Holder’s stock ownership is considered to be “not essentially equivalent to a dividend” for purposes of Section 302(b)(l) of the Code or otherwise eligible for sale or exchange treatment. Whether such redemption is “not essentially equivalent to a dividend” with respect to a U.S. Holder will depend upon such U.S. Holder’s particular circumstances. At a minimum, however, for the redemption to be “not essentially equivalent to a dividend,” it must result in a “meaningful reduction” in the U.S. Holder’s percentage stock ownership of the Company. The redemption of fractional shares from a minority shareholder of a publicly-traded corporation in a recapitalization is generally considered to be a meaningful reduction in interest or otherwise eligible for sale or exchange treatment. Therefore, minority U.S. Holders that do not exercise control over the Company’s corporate affairs are generally expected to recognize capital gain or loss equal to the difference between the amount of cash received in lieu of the fractional share of our common stock and the portion of the U.S. Holder’s tax basis of the shares of our common stock owned by such U.S. Holder immediately prior to the Reverse Stock Split that is allocable to the fractional share. Such gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period in the shares of our common stock that it owns immediately prior to the Reverse Stock Split is more than one year as of the date on which the Reverse Stock Split occurs. The deductibility of capital losses is subject to limitations.

U.S. Treasury regulations provide detailed rules for allocating the tax basis and holding period among shares of common stock which were acquired by a shareholder on different dates and at different prices. U.S. Holders that acquired shares of our common stock on different dates or at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period among such shares.

Payments of cash made in lieu of a fractional share of our common stock may, under certain circumstances, be subject to information reporting and backup withholding. To avoid backup withholding, each holder of our common stock that does not otherwise establish an exemption from backup withholding should furnish on applicable IRS forms its taxpayer identification number and comply with the applicable certification procedures.

Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against the U.S. Holder’s federal income tax liability and may entitle such U.S. Holder to a refund, provided the required information is timely furnished to the IRS. U.S. Holders of our common stock should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

EXECUTIVE OFFICERS
The following table sets forth information concerning our executive officers as of the date of this proxy statement.

Name	Age	Title
Martin Lehr	41	Director, President and Chief Executive Officer
Claudio Dansky Ullmann, MD	65	Chief Medical Officer
Alex Levit	46	Chief Legal Officer and Corporate Secretary
Jennifer Minai-Azary	47	Chief Financial Officer and Treasurer
Martin Lehr Biographical information for Mr. Lehr is included above with the director biographies under the caption "Information Regarding the Board of Directors and Corporate Governance."

Claudio Dansky Ullmann, MD. Dr. Dansky Ullmann joined Context in August 2024 as Chief Medical Officer. Dr. Dansky Ullmann was the Chief Medical Officer at Avenge Bio from March 2022 until February 2024. Prior to Avenge, Dr. Dansky Ullmann was the Chief Medical Officer at MaxCyte, a cell engineering biotech company, from April 2018 until March 2021. Previously, he was the Senior Vice President, Head of Clinical Development at Infinity Pharmaceuticals. Earlier, he was Global Clinical Lead in the Oncology Therapy Area Unit at Takeda Pharmaceuticals. Before that, Dr. Dansky Ullmann was a Senior Investigator in the Cancer Therapy Evaluation Program at the National Cancer Institute. Dr. Dansky Ullmann earned his M.D. at the School of Medicine, Universidad de Buenos Aires and completed his medical oncology training at Guemes Private Hospital, Buenos Aires.

Alex Levit Mr. Levit joined Context in April 2021 as Chief Legal Officer and serves as Corporate Secretary. Prior to joining the Company, Mr. Levit served as Vice President, Deputy General Counsel and Assistant Corporate Secretary and Associate General Counsel and Assistant Secretary of OptiNose, a publicly-traded specialty pharmaceutical company. Prior to OptiNose, Mr. Levit served as Associate General Counsel of Teva Pharmaceuticals, a global pharmaceuticals company, from 2010 until 2017. During his tenures at OptiNose and Teva, Mr. Levit negotiated various in-bound and out-bound licenses, collaborations, mergers and acquisitions, and supply agreements. While at OptiNose, Mr. Levit also handled various public and private financing transactions. Before joining Teva, Mr. Levit was a corporate and life sciences attorney at the law firm of Reed Smith LLP. Mr. Levit also serves as a member of the board of directors of Strados Labs, a medical device company. Mr. Levit holds a JD from Temple University Beasley School of Law and a Bachelor of Arts in Labor & Industrial Relations from Pennsylvania State University, where he is a graduate of the Schreyer Honors College.

Jennifer Minai-Azary Ms. Minai-Azary joined Context in November 2021 as Chief Financial Officer. She brings more than 20 years of finance and accounting experience and has spent the past decade leading finance teams within the life sciences industry. Ms. Minai-Azary also serves on the board of directors of KAHR Medical Ltd., a clinical stage company developing immune recruiting therapies to treat cancer. Prior to joining the Company, Ms. Minai-Azary served as Chief Financial Officer of Millendo Therapeutics, now Tempest Therapeutics, a publicly-traded biopharmaceutical company. She also served as Vice President, Finance, as well as in other finance roles, at Millendo where she was responsible for the financial reporting, accounting, treasury, tax, and risk management functions. While at Millendo, she played a key role in several financing transactions and company mergers. Before that, she served as Director, Technical Accounting at PAREXEL International. Ms. Minai-Azary began her career at Ernst & Young and held positions of increasing responsibility where she managed financial statement audits for publicly-traded and privately-held clients within a variety of industries. Ms. Minai-Azary holds a Master of Accounting and a B.B.A. from the University of Michigan.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of March 1, 2025 for:
•each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;
•each of our named executive officers;
•each of our directors; and
•all of our current executive officers and directors as a group.
Except, as otherwise noted below, the percentage ownership information shown in the table below is based upon 89,704,194 shares of common stock outstanding as of March 1, 2025.
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, these rules require that we include shares of common stock issuable pursuant to the vesting of restricted stock units and the exercise of stock options and warrants that are either immediately exercisable or exercisable within 60 days of March 1, 2025. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for persons listed in the table is c/o Context Therapeutics Inc., 2001 Market Street, Suite 3915, Unit #15, Philadelphia, Pennsylvania 19103.

	Beneficial Ownership
	Common Stock
	Shares	%
Executive Officers and Directors
Martin Lehr(1)	1,697,240	1.9%
Jennifer Minai-Azary(2)	310,740	*
Alex Levit(3)	324,609	*
Andy Pasternak	—	*
Jennifer Evans Stacey, Esq.(4)	65,000	*
Philip Kantoff(5)	68,531	*
Karen Smith	—	*
Luke Walker	—	*
Linda West(6)	65,000	*
All current executive officers and directors as a group (10 persons)	2,531,120	2.8%
Greater than 5% Holders
MPM BioImpact LLC (7)	14,705,882	16.4%
Avidity Private Master Fund I LP(8)	7,776,296	9.9%
Deep Track Capital, LP(9)	7,419,355	8.3%
Nextech Crossover I SCSp(10)	7,419,355	8.3%
Blue Owl Capital Holdings LP(11)	6,357,928	7.1%
Great Point Partners, LLC(12)	4,683,711	5.2%
*Represents beneficial ownership of less than 1%.
(1)Consists of (i) 979,891 shares of common stock (of which 820,190 shares of common stock are held by the Martin Lehr 2000 Trust, for which Ellyn Lehr is the Trustee); and (ii) 717,349 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 1, 2025.
(2)Consists of (i) 40,000 shares of common stock; and (ii) 270,740 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 1, 2025.

(3)Consists of (i) 9,000 shares of common stock; (ii) 262,626 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 1, 2025, and (iii) 52,983 shares of common stock owned by Mr. Levit’s spouse.
(4)Consists of 65,000 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 1, 2025.
(5)Consists of (i) 3,531 shares of common stock; and (ii) 65,000 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 1, 2025.
(6)Consists of 65,000 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 1, 2025.
(7)Based solely on the information reported in a Schedule 13G filed by MPM BioImpact LLC (“MPM BioImpact”) on January 8, 2025 with the SEC. As reported in the filing, MPM BioIpmact has sole voting and dispositive power with respect to 14,705,882 shares of common stock and shared voting and dispositive power with respect to no shares of common stock. The principal address for MPM BioImpact is 399 Boylston Street, Suite 1100 Boston, MA 02116.
(8)Based solely on the information reported in a Schedule 13G/A filed by Avidity Partners Management LP, Avidity Partners Management (GP) LLC, Avidity Capital Partners Fund (GP) LP, Avidity Capital Partners (GP) LLC, Avidity Master Fund LP, Avidity Private Master Fund I LP, David Witzke and Michael Gregory (collectively, the “Avidity Parties”) on February 14, 2025 with the SEC. As reported in the filing, the Avidity Parties have sole voting and dispositive power with respect to no shares of common stock. Avidity Partners Management LP, Avidity Partners Management (GP) LLC, Avidity Capital Partners Fund (GP) LP, Avidity Capital Partners (GP) LLC, and Mr. Gregory have shared voting and dispositive power with respect to 7,494,011 shares of common stock, Avidity Master Fund LP has shared voting and dispositive power with respect to 5,183,645 shares of common stock, Avidity Private Master Fund I LP has shared voting and dispositive power with respect to 7,776,296 shares of common stock and Mr. Witzke has no voting or dispositive power over any shares of common stock. The percentage ownership in the table above is as reported in the Schedule 13G/A filed by the Avidity Parties on February 14, 2025 with the SEC. Mr. Gregory is the managing member of Avidity Capital Partners (GP) LLC and Avidity Partners Management (GP) LLC. The principal address for the Avidity Parties is 2828 N. Harwood Street, Suite 1220, Dallas, Texas 75201.
(9)Based solely on the information reported in a Schedule 13G filed by Deep Track Capital, LP, Deep Track Biotechnology Master Fund, Ltd. and David Kroin (collectively, the “Deep Track Parties”) on May 10, 2024 with the SEC. As reported in the filing, the Deep Track Parties have sole voting and dispositive power with respect to no shares of common stock and shared voting and dispositive power with respect to 7,419,355 shares of common stock. Mr. Kroin is the Managing Member of Deep Track Capital GP LLC, which is the General Partner of Deep Track Capital, LP. The principal address for the Deep Track Parties is 200 Greenwich Ave, 3rd Floor, Greenwich, CT 06830.
(10)Based solely on the information reported in a Schedule 13G filed by Nextech Crossover I SCSp, Nextech Crossover I GP S.à r.l., Ian Charoub, Costas Constantinides and Rocco Sgobbo (the “Nextech Parties”) on May 24, 2024 with the SEC. As reported in the filing, Nextech Crossover I SCSp and Nextech Crossover I GP S.à r.l. have sole voting and dispositive power with respect to 7,419,355 shares of common stock and shared voting and dispositive power with respect to no shares of common stock. Ian Charoub, Costas Constantinides and Rocco Sgobbo have sole voting and dispositive power with respect to no shares of common stock and shared voting and dispositive power with respect to 7,419,355 shares of common stock. Messrs. Charoub, Constantinides and Sgobbo are members of the board of managers of Nextech Crossover I GP S.à r.l. The principal address for the Nextech Parties is 8 rue Lou Hemmer, L-1748 Luxembourg-Findel, Grand-Duché de Luxembourg.
(11)Based solely on the information reported in a Schedule 13G/A filed by Blue Own Capital Holdings LP (“Blue Owl”) on February 14, 2025 with the SEC. As reported in the filing, Blue Owl has sole voting and dispositive power with respect to 6,357,928 shares of common stock and shared voting and dispositive power with respect to no shares of common stock. The principal address for Blue Owl is 399 Park Avenue, New York, New York 10022.
(12)Based solely on the information reported in a Schedule 13G/A filed by Great Point Partners, LLC, Jeffrey R. Jay, M.D. and Lillian Nordahl (the “Great Point Parties”) on February 14, 2025 with the SEC. As reported in the filing, the Great Point Parties have sole voting and dispositive power with respect to no shares of common stock and shared voting and dispositive power with respect to 4,683,711 shares of common stock. Dr. Jay is the Senior Managing Member of Great Point Partners, LLC, and Ms. Nordahl is the Managing Director of Great Point Partners, LLC. The principal address for the Great Point Parties is 165 Mason Street, 3rd Floor, Greenwich, CT 06830.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information regarding compensation earned with respect to the years ended December 31, 2024 and 2023 by our named executive officers, which include our principal executive officer and the next two most highly compensated executive officers in 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Martin Lehr Chief Executive Officer	2024	506,268	10,163	245,473	238,815	10,350	1,011,069
	2023	491,522	—	186,598	172,661	9,900	860,681
Alex Levit Chief Legal Officer	2024	381,062	6,119	129,319	143,803	10,350	670,653
	2023	369,963	—	98,317	103,968	9,900	582,148
Jennifer Minai-Azary Chief Financial Officer	2024	397,393	6,381	134,878	149,966	10,350	698,968
	2023	385,819	—	102,533	108,424	9,900	606,676
_______________________________
(1)Represents the discretionary portion of 2024 bonus payments to the named executive officers.
(2)In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during the applicable year computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions ("ASC 718"). Assumptions used in the calculation of these amounts are included in Note 7 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. These amounts do not reflect the actual economic value that may be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.
(3)See “Employment, Severance and Change in Control Agreements—2024 Bonus Opportunity” below for a description of the material terms of the programs pursuant to which this compensation to our named executive officers was awarded.

___________

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information about equity awards granted to our named executive officers that remained outstanding as of December 31, 2024.

		Option Awards
Name and Principal Position		Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Martin Lehr Chief Executive Officer	(2)	4/30/2021	(3)	281,354	—	4.94	4/30/2031
	(2)	2/25/2022	(5)	180,129	74,171	1.79	2/24/2032
	(2)	2/13/2023	(6)	131,791	155,753	0.84	2/12/2033
	(2)	3/21/2024	(7)	—	291,402	1.07	3/20/2034
Alex Levit Chief Legal Officer	(1)	5/2/2020		833	—	5.70	5/2/2030
	(2)	4/30/2021	(3)	52,754	—	4.94	4/30/2031
	(2)	2/25/2022	(5)	76,408	31,462	1.79	2/24/2032
	(2)	2/13/2023	(6)	69,440	82,065	0.84	2/12/2033
	(2)	3/21/2024	(7)	—	153,515	1.07	3/20/2034
Jennifer Minai-Azary Chief Financial Officer	(2)	11/1/2021	(4)	52,753	—	5.59	11/1/2031
	(2)	2/25/2022	(5)	79,666	32,804	1.79	2/24/2032
	(2)	2/13/2023	(6)	72,417	85,584	0.84	2/12/2033
	(2)	3/21/2024	(7)	—	160,115	1.07	3/20/2034
_______________________________
(1)Previously granted under the Context Therapeutics LLC 2015 Stock Option Plan, which was substituted for a substantially equivalent grant under the the Context Therapeutics Inc. 2021 Long-Term Performance Incentive Plan.
(2)Granted under the Context Therapeutics Inc. 2021 Long-Term Performance Incentive Plan.
(3)The shares of common stock underlying this option vest and become exercisable in equal monthly installments over 36 months from the date of grant on April 30, 2021, subject to the recipient’s continued service through each vesting date.
(4)The shares of common stock underlying this option vest and become exercisable in equal monthly installments over 36 months from the date of grant on November 1, 2021, subject to the recipient’s continued service through each vesting date.
(5)The shares of common stock underlying this option vested and became exercisable 25% on February 25, 2023 (the first anniversary of the grant date), and the balance will vest in equal monthly installments over the following three years, subject to the recipient’s continued service through each vesting date.
(6)The shares of common stock underlying this option vested and became exercisable 25% on February 13, 2024 (the first anniversary of the grant date), and the balance will vest in equal monthly installments over the following three years, subject to the recipient’s continued service through each vesting date.
(7)The shares of common stock underlying this option vested and became exercisable 25% on March 21, 2025 (the first anniversary of the grant date), and the balance will vest in equal monthly installments over the following three years, subject to the recipient’s continued service through each vesting date.

See “Employment, Severance and Change in Control Agreements—Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to stock options held by our named executive officers.
We may in the future, on an annual basis or otherwise, grant additional equity awards to our executive officers pursuant to the Context Therapeutics Inc. 2021 Long-Term Performance Incentive Plan.

Employment, Severance and Change in Control Agreements
Employment Arrangements
Each of our named executive officers’ employment is “at will” and may be terminated at any time. Below is a description of our employment agreements with each of our named executive officers.
Martin Lehr We entered into an amended and restated employment agreement with Mr. Lehr in October 2021, setting forth the terms of his employment. Under the terms of the employment agreement, Mr. Lehr was entitled to an initial annual base salary of $465,000, which was subsequently increased, most recently to $600,000 effective February 17, 2025. The employment agreement also provides that Mr. Lehr is eligible to receive a discretionary annual performance-based cash bonus, with a target bonus amount equal to 50% of his base salary. The actual amount of any such bonus is to be determined at the sole discretion of our Board based upon its assessment of Mr. Lehr’s performance and Company performance. In addition, Mr. Lehr’s employment agreement provides for certain severance and change in control-related payments and benefits, the terms of which are described below under “—Potential Payments upon Termination or Change of Control.”
Alex Levit We entered into an employment agreement with Mr. Levit in October 2021, setting forth the terms of his employment. Under the terms of the employment agreement, Mr. Levit was entitled to an initial annual base salary of $350,000, which was subsequently increased, most recently to $400,000 effective February 17, 2025. The employment agreement also provides that Mr. Levit is eligible to receive a discretionary annual performance-based cash bonus, with a target bonus amount equal to 40% of his base salary. The actual amount of any such bonus is to be determined at the sole discretion of our Board based upon its assessment of Mr. Levit’s performance and Company performance. In addition, Mr. Levit’s employment agreement provides for certain severance and change in control-related payments and benefits, the terms of which are described below under “—Potential Payments upon Termination or Change of Control.”
Jennifer Minai-Azary We entered into an employment agreement with Ms. Minai-Azary in November 2021, setting forth the terms of her employment. Under the terms of the employment agreement, Ms. Minai-Azary was entitled to an initial annual base salary of $365,000, which was subsequently increased, most recently to $425,000 effective February 17, 2025. The employment agreement also provides that Ms. Minai-Azary is eligible to receive a discretionary annual performance-based cash bonus, with a target bonus amount equal to 40% of her base salary. The actual amount of any such bonus is to be determined at the sole discretion of our Board based upon its assessment of Ms. Minai-Azary’s performance and Company performance. In addition, Ms. Minai-Azary’s employment agreement provides for certain severance and change in control-related payments and benefits, the terms of which are described below under “—Potential Payments upon Termination or Change of Control.”
2024 Bonus Opportunity
Each of our named executive officers was eligible to receive a bonus in 2024. The bonus opportunity was designed to motivate and reward our named executive officers for the attainment of company-wide performance goals, including the achievement of clinical development, financial, business development and other corporate objectives; however, the Compensation Committee, or the Board with respect to Mr. Lehr, retains discretion to allow for individual adjustments based on such factors as it deems appropriate. The 2024 target bonus amounts were set as a percentage of the named executive officer’s annual base salary for 2024 as follows: (1) Mr. Lehr’s target bonus percentage was set at 50%, and (2) Ms. Minai-Azary and Mr. Levit’s target bonus percentages were each set at 40%. Our named executive officers for 2024 were eligible to receive more than 100% of their target bonuses in the discretion of our Compensation Committee, or our Board with respect to Mr. Lehr. In addition, to remain eligible to receive a bonus, the named executive officers were required to remain employees in good standing on the date bonuses were paid. Bonuses were measured as of December 31, 2024, and the Compensation Committee, or our Board with respect to Mr. Lehr, determined that performance goals under the 2024 bonus plan were achieved at a 94% level. The Compensation Committee, or our Board with respect to Mr. Lehr, also granted each named executive officer a discretionary bonus equal to 4% of his or her target bonus amount, which resulted in a total bonus payout of 98%. The bonuses were paid in the first quarter of 2025. For 2024, Mr. Lehr’s actual bonus amount was $248,978, Mr. Levit’s actual bonus amount was $149,922, and Ms. Minai-Azary’s actual bonus amount was $156,347.
2025 Bonus Opportunity
In 2025, each of our named executive officers is eligible to receive a bonus. The bonus opportunity is designed to motivate and reward our named executive officers for the attainment of company-wide goals, including the achievement of clinical development, financial, business development and other corporate objectives; however, the Compensation Committee, or the Board with respect to Mr. Lehr, retains discretion to allow for individual adjustments based on such factors as it deems appropriate. Consistent with prior years, the 2025 performance bonus amounts were set as a percentage of each named executive officer’s annual base salary for 2025 as follows: (1) Mr. Lehr’s target bonus percentage remained unchanged from 2024 and is set at 50% and (2) Ms. Minai-Azary and Mr. Levit’s target bonus percentages remained unchanged from 2024 and are set at 40%. The named executive officers are eligible to receive more than 100% of their target bonuses in the discretion of our Compensation Committee, or our Board with respect to Mr. Lehr. In addition, to remain eligible to receive a bonus, the named executive officers must remain employees in good standing on the date bonuses are paid.
Potential Payments upon Termination or Change of Control
Mr. Lehr. Pursuant to Mr. Lehr’s employment agreement, Mr. Lehr will be entitled to receive the following severance benefits if Mr. Lehr’s employment is terminated by the Company without “cause” or by Mr. Lehr for “good reason” (each as defined in the amended and restated employment agreement between the Company and Mr. Lehr (the “Lehr Employment Agreement”)), subject to his execution and non-revocation of a release of claims and compliance with the restrictive covenants set forth in the Lehr Employment Agreement: (i) twelve months of base salary continuation, (ii) up to twelve months of continued participation by Mr. Lehr and his eligible dependents in the Company’s standard group medical, vision and dental plans on substantially the same terms as such benefits are provided to active employees, and (iii) all unvested options and any other unvested incentive equity awards granted to him by the Company that are scheduled to vest within eighteen months after such termination shall immediately vest; and, provided that if such termination of employment occurs within twelve months after a “change in control,” (as defined in the Lehr Employment Agreement), then Mr. Lehr shall be entitled to receive: (i) an amount equal to 150% of his annual base salary at the rate in effect on his date of termination, payable ratably over an eighteen month period, (ii) an amount equal to 100% of his target bonus opportunity for the fiscal year in which the Termination Date (as defined in the Lehr Employment Agreement) occurs, payable ratably over a twelve month period, (ii) up to twelve months of continued participation by Mr. Lehr and his eligible dependents in the Company’s standard group medical, vision and dental plans on substantially the same terms as such benefits are provided to active employees, and (iii) all of Mr. Lehr’s then-outstanding equity awards granted to him by the Company will become immediately vested.
Ms. Minai-Azary and Mr. Levit Pursuant to the employment agreements with each of Ms. Minai-Azary and Mr. Levit (the “Non-CEO Executives”), each Non-CEO Executive will be entitled to receive the following severance benefits if such Non-CEO Executive’s employment is terminated by the Company without “cause” or by such Non-CEO Executive for “good reason” (each as defined in the employment agreement between the Company and each such Non-CEO Executive (each, the “Non-CEO Executive Employment Agreement”)), subject to his or her execution and non-revocation of a release of claims and compliance with the restrictive covenants set forth in the Non-CEO Executive Employment Agreement: (i) nine months of base salary continuation, (ii) up to twelve months of continued participation by such Non-CEO Executive and his or her eligible dependents in the Company’s standard group medical, vision and dental plans on substantially the same terms as such benefits are provided to active employees, and (iii) all unvested options and any other unvested incentive equity awards granted to him or her by the Company that are scheduled to vest within twelve months after such termination shall immediately vest; and, provided that if such termination of employment occurs within twelve months after a “change in control,” (as defined in the Non-CEO Executive Employment Agreement), then such Non-CEO Executive shall be entitled to receive: (i) an amount equal to 100% of his or her annual base salary at the rate in effect on his or her date of termination, payable ratably over a twelve month period, (ii) an amount equal to 100% of his or her target bonus opportunity for the fiscal year in which the Termination Date (as defined in the Non-CEO Executive Employment Agreement) occurs, payable ratably over a twelve month period, (iii) up to twelve months of continued participation by such Non-CEO Executive and his or her eligible dependents in the Company’s standard group medical, vision and dental plans on substantially the same terms as such benefits are provided to active employees, and (iv) all of such Non-CEO Executive’s then-outstanding equity awards granted to him or her by the Company will become immediately vested.
401(k) Plan
Effective January 1, 2022, we maintain a defined contribution retirement plan (the "401(k) plan"), that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax basis, up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code of 1986, as amended (the "Code"). Contributions are allocated to each participant's individual account and are then invested in selected investment alternatives according to the participants' directions. We contribute a safe harbor minimum contribution equivalent to 3% of employees’ eligible compensation. Employees are immediately and fully vested in their contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan's related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

Policies and Procedures Related to the Grant of Certain Equity Awards

We have established processes designed to ensure that the timing of any option grants and other awards to executive officers is not influenced by material nonpublic information (“MNPI”), and grants are generally made on a predetermined schedule, usually in February of each year, regardless of any upcoming announcements or events that could impact our share price. The Compensation Committee carefully reviews any potential MNPI before granting options and may delay a grant if necessary to avoid any appearance of impropriety related to the timing of the award.

With respect to the equity awards disclosed in the table below for Messrs. Lehr and Levit and Ms. Minai-Azary, the Annual Report on Form 10-K for the year ended December 31, 2023 was filed prior to market open on March 21, 2024 and the equity awards were granted after market close that same calendar day. As a result, a full trading day elapsed after the Annual Report on Form 10-K was filed and before the option awards were made. We believe that a full trading day is sufficient time for the information in the Annual Report on Form 10-K to be publicly disseminated and reflected in the price of our common stock.

With respect to the equity award disclosed in the table below for Dr. Dansky Ullmann, the equity award was granted after market close on August 1, 2024 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 was filed after market close on August 7, 2024. As a result, four full trading days (and six calendar days) separated the option award and the filing date of the Quarterly Report on Form 10-Q.

The following table contains information required by Item 402(x)(2) of Regulation S-K about stock options granted to the executive officers in fiscal 2024 during the period from four business days before to one business day after the filing of the Annual Report on Form 10-K for the year ended December 31, 2023, as described above.

Name	Grant Date	Number of Securities Underlying the Award	Exercise price of the award ($/Sh)	Grant date fair value of the award	Percentage change in the closing market price of the securities underlying the award between the trading day ending immediately prior to the disclosure of material nonpublic information and the trading day beginning immediately following the disclosure of material nonpublic information
Martin Lehr	3/21/2024	291,402	$1.07	$245,473	(6.96)%
Alex Levit	3/21/2024	153,515	$1.07	$129,319	(6.96)%
Jennifer Minai-Azary	3/21/2024	160,115	$1.07	$134,878	(6.96)%
Claudio Dansky Ullmann, MD	8/1/2024	202,170	$2.23	$356,206	2.56%

DIRECTOR COMPENSATION
The following table sets forth information regarding the compensation earned for service on our Board during the year ended December 31, 2024 by our directors who were not also our employees during 2024. Martin Lehr, our President and Chief Executive Officer, is also a member of our Board, but did not receive any additional compensation for service as a director. The compensation for Mr. Lehr as an executive officer is set forth above under “Executive Compensation- Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Option Awards(1)(2) ($)	All Other Compensation	Total ($)
Richard Berman	72,500	76,638	—	149,138
Philip Kantoff, MD	43,500	38,319	—	81,819
Karen Smith, MD	14,552	36,338	—	50,890
Jennifer Evans Stacey, Esq.	58,383	38,319	—	96,702
Luke Walker, MD	14,067	36,338	—	50,405
Linda West	62,368	38,319	—	100,687
__________________________
(1)In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during 2024 computed in accordance with FASB ASC Topic 718. The assumptions we used in valuing the option awards are described in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The aggregate grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. These amounts do not reflect the actual economic value that will be realized by the directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.
(2)The table below shows the aggregate number of option awards and stock awards outstanding for each of our non-employee directors as of December 31, 2024 who was a member of our Board as of such date.

Name	Option Awards (#)	Stock Awards (#)
Richard Berman	180,000	—
Philip Kantoff, MD	90,000	—
Karen Smith, MD, PhD, MBA, LLM	19,315
Jennifer Evans Stacey, Esq.	90,000	—
Luke Walker, MD	19,315	—
Linda West	90,000	—
Non-Employee Director Compensation
Effective as of the 2025 Annual Meeting, our Board approved an adjustment to our non-employee director compensation, pursuant to which our non-employee directors now receive the following:
• an annual cash retainer of $55,000 for the chairman of our Board;
• an annual cash retainer of $40,000 for the other members of our Board;
• an additional cash retainer of $15,000 for the Audit Committee chair, $11,000 for the Compensation Committee chair and $8,000 for the Nominating and Corporate Governance Committee chair;
• an additional cash retainer of $7,500 for non-chair members of the Audit Committee, $5,000 for non-chair members of the Compensation Committee and $4,000 for non-chair members of the Nominating and Corporate Governance Committee;
• for members of our Board, an annual grant of options to purchase a targeted fair value of approximately $120,000 of our common stock ($15,000 additional for our Board chair) pursuant to the Plan, which options vest upon the earlier of (i) the first anniversary of the grant date or (ii) the date of our next annual meeting of stockholders, subject to continued service with us.

Prior to the update to our non-employee director compensation, our non-employee directors received the following:

• an annual cash retainer of $55,000 for the chairman of our Board;
• an annual cash retainer of $40,000 for the other members of our Board;
• an additional cash retainer of $15,000 for the Audit Committee chair, $10,000 for the Compensation Committee chair and $7,500 for the Nominating and Corporate Governance Committee chair;
• an additional cash retainer of $7,500 for members of the Audit Committee, $5,000 for members of the Compensation Committee and $3,500 for members of the Nominating and Corporate Governance Committee;
• for members of our Board, an annual grant of options to purchase 25,000 shares of our common stock (50,000 for our Board chair) pursuant to the Plan, which options vest upon the earlier of (i) the first anniversary of the grant date or (ii) the date of our next annual meeting of stockholders, subject to continued service with us.

The annual cash compensation amounts set forth above are payable in equal quarterly installments, payable in arrears following the end of each calendar quarter in which the Board service occurs, prorated for any partial years of service. We also reimburse all reasonable out-of-pocket travel expenses incurred by non-employee directors in attending meetings of our Board or any committee thereof.

Director Independence
Our Board has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning such director’s background, employment and affiliations, including family relationships, our Board determined that all of the directors, other than Mr. Lehr, are “independent directors” as defined under current rules and regulations of the SEC and the listing standards of Nasdaq. In making these determinations, our Board considered the current and prior relationships that each non-employee director has or had with our Company and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described above.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to our equity compensation plans in effect as of December 31, 2024:

Name	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)(#)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)(#)
Plan Category
Equity compensation plans approved by security holders(1)	2,956,208	$1.94	209,115	(2)
Equity compensation plans not approved by security holders	317,407	$2.25	—
Total	3,273,615		209,115
________________________________
(1)Includes the Context Therapeutics 2021 Long-Term Performance Incentive Plan.
(2)Includes 209,115 shares reserved for issuance under the 2021 Long-Term Performance Incentive Plan as of December 31, 2024. The number of shares of common stock reserved for issuance under the 2021 Long-Term Performance Incentive Plan will automatically increase on January 1 of each year, beginning on January 1, 2022 and continuing through and including January 1, 2031, by 4% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board. Pursuant to the terms of the 2021 Long-Term Performance Incentive Plan, an additional 3,588,167 shares were added to the number of available shares effective January 1, 2025.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC.

To our knowledge, based solely on a review of the Section 16(a) reports filed electronically with the SEC during the year ended December 31, 2024 and written representations that no other reports were required, all Section 16(a) filing requirements were timely met with respect to the year ended December 31, 2024.

TRANSACTIONS WITH RELATED PERSONS
Since January 1, 2023, there have been no transactions to which we have been a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years, and in which any of our then directors, executive officers or holders of more than 5% of any class of our capital stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described in “Executive Compensation” and “Director Compensation Table.”

Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as "householding", potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be "householding" our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Context Therapeutics Inc. Direct your written request to Context Therapeutics Inc., Attn: Corporate Secretary, 2001 Market Street, Suite 3915, Unit #15, Philadelphia, Pennsylvania 19103. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,
/s/ ALEX LEVIT
Alex Levit Corporate Secretary April 15, 2025
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission, is available without charge upon written request to: Context Therapeutics Inc., 2001 Market Street, Suite 3915, Unit #15, Philadelphia, Pennsylvania 19103

APPENDIX A

PROPOSED AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
CONTEXT THERAPEUTICS INC.

REVERSE STOCK SPLIT
The amendment would provide that a new Article IV, Section 6 be added to the Amended and Restated Certificate of Incorporation to read in its entirety as follows:

ARTICLE IV

Upon the filing and effectiveness (the “Reverse Stock Split Effective Time”) pursuant to the General Corporation Law of the State of Delaware of the Certificate of Amendment to this Amended and Restated Certificate of Incorporation of the Company, each [number between and including 5 and 50] shares of Common Stock issued and outstanding immediately prior to the Reverse Stock Split Effective Time shall, automatically and without any further action on the part of the Company or any of the respective holders thereof, be reclassified, combined and converted into one (1) fully paid and nonassessable share of Common Stock (the “Reverse Stock Split”), subject to the treatment of fractional share interests as described below. The reclassification of the Common Stock shall be deemed to occur at the Reverse Stock Split Effective Time. From and after the Reverse Stock Split Effective Time, certificates representing Common Stock prior to such reclassification shall represent the number of shares of Common Stock into which such Common Stock prior to such reclassification shall have been reclassified pursuant to the Certificate of Amendment. No fractional shares shall be issued in connection with the Reverse Stock Split and, in lieu thereof, any stockholder who would otherwise be entitled to receive a fractional share of Common Stock shall instead be entitled to receive a cash payment equal to the product obtained by multiplying (a) the closing price per share of the Common Stock on the Reverse Stock Split Effective Date as reported on The Nasdaq Capital Market, after giving effect to the Reverse Stock Split, by (b) the fraction of the share owned by the stockholder, without interest.

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 11, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CNTX2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 11, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V67471-P26078

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CONTEXT THERAPEUTICS INC.

The Board of Directors recommends you vote FOR Proposals 1 and 2:

NOTE: To transact any other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V67472-P26078

CONTEXT THERAPEUTICS INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
JUNE 12, 2025 8:00 AM EDT

The stockholder(s) hereby appoint(s) Martin Lehr and Jennifer Minai-Azary, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CONTEXT THERAPEUTICS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM EDT on Thursday, June 12, 2025, virtually at www.virtualshareholdermeeting.com/CNTX2025, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side